UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-----------------------

Date of Report (Date of earliest event reported):
August 1, 2016

United States Steel Corporation
-----------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
---------------	------------------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
---------------------------------------	----------
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
------------------------------
(Registrant's telephone number,
including area code)

-----------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On August 1, 2016, United States Steel Corporation (the “Corporation”) contributed (the “Pension Contribution”) 3,763,643 shares of its common stock, par value $1.00 per share (the “Shares”), to the U. S. Steel Retirement Plan Trust (the “Trust”) which is the funding vehicle for the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 2003) (the “Plan”). The Shares were contributed by the Corporation to the Trust as a voluntary contribution to fund certain of the Corporation’s obligations to the Plan in a private placement transaction made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Shares were valued by an independent valuation firm for purposes of the contribution at $26.57 per share, or approximately $100 million in the aggregate, which was the closing price of the Corporation’s common stock on the New York Stock Exchange on August 1, 2016.

Item 8.01    Other Events

In connection with the Pension Contribution, the Corporation entered into an agreement with United States Steel and Carnegie Pension Fund, the named fiduciary of the Plan, and Gallagher Fiduciary Advisors, LLC, an independent fiduciary appointed to make investment decisions with respect to the Shares, which provides, among other things, that the Corporation will use its best efforts to cause a registration statement covering the Shares to be declared effective and to maintain its effectiveness until the date on which the Trust no longer holds any of the Shares.
On August 1, 2016, the Corporation filed a prospectus supplement to its registration statement on Form S-3 Registration No. 333-209914 relating to the resale of the Shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No. 5	Description
Opinion of Arden T. Phillips, Esq., dated August 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Colleen M. Darragh
Name: Colleen M. Darragh
Title: Vice President and Controller

Dated: August 2, 2016